Exhibit 2.1

 Date: December 31, 2003


AGREEMENT AND PLAN OF REORGANIZATION among United Film Partners, Inc., a Texas Corporation ("UFP" or "Registrant"); KEVIN REEM, STEPHEN STOTESBERY, TERENCE M. O'KEEFE and HENRY JAN, ET AL hereof (the majority of "UFP Shareholders"), being the owner(s) of record of 97.87%, a majority and controlling interest, of the issued and outstanding common stock of UFP; Seoul Movie USA, Inc. a California Corporation ("SMVUSA"); and the shareholders of SMVUSA hereof (collectively the "SMVUSA Shareholders").

WHEREAS, the respective Boards of Directors of UFP and SMVUSA and the shareholders of SMVUSA have adopted resolutions pursuant to which UFP shall acquire and SMVUSA shall exchange the assets and liabilities described in Exhibit B hereof (hereinafter, respectively, the "Assets" or the "Liabilities"), which is incorporated herein by reference; and

WHEREAS, the consideration for the Assets shall be as follows; the exchange of 7,862,500 "unregistered" and "restricted" shares of $0.0001 par value common stock of UFP and

WHEREAS, the SMVUSA Shareholders shall acquire in exchange such shares of the Company in a re-organization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, UFP, SMVUSA and the Shareholders of SMVUSA shall adopt this plan of reorganization and agree as follows:

1.0. PURCHASE AND SALE OF ASSETS

1.1. PURCHASE AND SALE. UFP hereby agrees to acquire and SMVUSA hereby agrees to exchange the Assets owned by SMVUSA as of DECEMBER 31, 2003.

1.2. CONSIDERATION FOR THE ASSETS. The consideration paid for the Assets shall consist solely of 7,862,500 "unregistered" and "restricted" shares of $0.0001 par value common stock of UFP to be issued in exchange therefor.

1.3. DELIVERY OF SHARES. Upon the execution and delivery by SMVUSA of an assignment or assignments and other instruments required or necessary to transfer the Assets to UFP, UFP shall deliver one stock certificate to or certificates to each of the SMVUSA Stockholders in the amount set opposite their respective names as listed on Exhibit A hereto representing 7,862,500 of the issued and outstanding "unregistered" and "restricted" shares of common stock of UFP in the aggregate.

1.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, SMVUSA shall execute such additional instruments and take such other action as UFP may request in order to exchange and transfer clear title and ownership in the Assets to UFP.

1.5. Resignation of present Directors and Executive Officers and Designation of new Directors and Executive Officers. On Closing, Kevin Reem shall resign as Chairman of the board of directors and President of UFP, Terence M. O'Keefe shall resign as director and Treasurer and Stephen Stotesbery shall resign as Chief Executive Officer and Secretary and designate directors and executive officers nominated by SMVUSA to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of SMVUSA, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: Dong Chung, President and director; Robert Norton, Chief Operation Officer(consultant); April Yi, Secretary; Dong In. Chung, Treasurer and director

1.6. Change of Name. All parties consent to change the Company name "United Film Partners, Inc." to "Seoul Movie USA, Inc." by amending the Articles of Incorporation.

1.7. CLOSING. The Plan will be deemed to be closed on receipt of the signatures of SMVUSA Stockholders holding 100% of the current outstanding shares of SMVUSA.

2.0. CLOSING.

2.1. PLACE. The Closing contemplated herein shall be held at the offices of UNITED FILM PARTNERS, INC. 1224 N LINCOLN ST., BURBANK, CA 91506, unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof on December 26, 2003. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

2.2. EXECUTION OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

3.0      REPRESENTATIONS AND WARRANTIES OF UFP

UFP represents and warrants as follows:

3.1. CORPORATE ORGANIZATION AND GOOD STANDING. UFP is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.


3.2. REPORTING COMPANY STATUS. UFP has filed with the Securities and Exchange Commission a registration statement on Form 10-SB, which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section 12(g) thereunder. UFP is, and will be at the closing, in compliance with all state and federal securities laws and regulations.

3.3. CAPITALIZATION. UFP authorized capital stock consists of 100,000,000 shares of Common Stock, $.0001 par value, of which 1,387,500 shares are issued and outstanding, and 20,000,000 shares of non-designated preferred stock of which no shares are designated or issued.

3.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued and non-assessable.

3.4. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain UFP Common or Preferred Stock issued or committed to be issued.

3.5. CORPORATE AUTHORITY. UFP has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

3.6. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by UFP's board of directors.

3.8. SUBSIDIARIES. Except as set out by attached schedule, UFP has no subsidiaries.

3.9. FINANCIAL STATEMENTS. UFP's financial statements dated December 31, 2001 and September 30, 2003 (the "UFP Financial Statements"), fairly present the financial condition of UFP as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

3.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the UFP Financial Statements, UFP did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

3.11. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of UFP since the date of the UFP Financial Statements.


3.12. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of UFP, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against UFP or against any of its officers.

3.13. CONTRACTS. Except as set out by attached schedule as detailed in Exhibit J (hereinafter, respectively, the "Contracts"), which is incorporated herein by reference;, UFP is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part after the date of this agreement.

3.14. TITLE. Except as set out by attached schedule, UFP has good and marketable title to all the real property and good and valid title to all other property included in the UFP Financial Statements. Except as set out in the balance sheet thereof, the properties of UFP are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of UFP.

3.15. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by UFP for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the UFP Financial Statements are adequate to cover any such taxes that may be assessed against UFP in respect of its business and its operations during the periods covered by the UFP Financial Statements and all prior periods.

3.16. NO VIOLATION. Consummation of the Acquisition will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of UFP is subject or by which UFP is bound.

4.0. REPRESENTATIONS AND WARRANTIES OF SMVUSA AND THE SMVUSA STOCKHOLDERS

SMVUSA and the SMVUSA Stockholders represent and warrant as follows:

4.1. Ownership. SMVUSA owns the Assets, free and clear of any liens or encumbrances of any type or nature whatsoever, except the Liabilities, and SMVUSA has full right, power and authority to convey these Assets without qualification.

4.2. Condition of the Assets. At the time of Closing, the Assets shall be in good and marketable condition, suitable for the uses for which they were intended and, reasonable wear and tear excepted, shall be free of any material defect.

4.3. CORPORATE ORGANIZATION AND GOOD STANDING. SMVUSA is a corporation duly organized, validly existing, and in good standing under the laws of the State of CALIFORNIA and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

4.4. CORPORATE AUTHORITY. SMVUSA has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

4.5. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by SMVUSA's board of directors and shareholders.

4.6. SUBSIDIARIES. Except as set out by attached schedule, SMVUSA has no subsidiaries.

4.6. FINANCIAL STATEMENTS. SMVUSA's financial statements dated as of December 15, 2003 copies of which will have been delivered by SMVUSA to UFP prior to the Acquisition
 Date (the "SMVUSA Financial Statements"), fairly present the financial condition of SMVUSA as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

4.7. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved a gainst in the SMVUSA Financial Statements, SMVUSA did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

4.8. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of SMVUSA since the date of the SMVUSA Financial Statements.

4.9. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of SMVUSA, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against SMVUSA or against any of its officers.

4.10. CONTRACTS. Except as set out by attached schedule, SMVUSA is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

4.11. TITLE. Except as set out by attached schedule, SMVUSA has good and marketable title to all the real property and good and valid title to all other property included in the SMVUSA Financial Statements. Except as set out in the balance sheet thereof, the properties of SMVUSA are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of SMVUSA.

4.12. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by SMVUSA for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the SMVUSA Financial Statements are adequate to cover any such taxes that may be assessed against SMVUSA in respect of its business and its operations during the periods covered by the SMVUSA Financial Statements and all prior periods

4.13. NO VIOLATION. Consummation of the Acquisition will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of SMVUSA is subject or by which SMVUSA is bound.

5.0. Conditions Precedent to Obligations of SMVUSA

All obligations of SMVUSA under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

5.1. Representations and Warranties True at Closing. The representations and warranties of UFP contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

5.2. Due Performance. UFP shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by it before the Closing.

5.3. Officers' Certificate. SMVUSA shall have been furnished with a ertificate signed by the President of UFP, in such capacity, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of UFP contained herein are true and correct; and (2) that since the date of the financial statements (Exhibits C), there has been no material adverse change in the financial condition, business or properties of UFP, taken as a whole.

5.4. Assets and Liabilities of UFP. Unless otherwise agreed, UFP shall have no and only the liabilities described in Exhibit F, at Closing, and all costs, expenses and fees incident to the Plan shall have been paid.

5.5. Resignation of Directors and Executive Officers and Designation of New Directors and Executive Officers. The present directors and executive officers of UFP shall resign with the exception of Stephen Stotesbery, who shall remain a director, and shall have designated nominees of SMVUSA as outlined in Section
1.5 hereof as directors and executive officers of UFP to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of UFP, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

6.0. Conditions Precedent to Obligations of UFP

All obligations of UFP under this Plan are subject, at UFP's option, to the fulfillment, before or at the Closing, of each of the following conditions:

6.1. Representations and Warranties True at Closing. The representations and warranties of SMVUSA contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

6.2. Due Performance. SMVUSA shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

6.3. Officers' Certificate. UFP shall have been furnished with a certificate signed by the President of SMVUSA, in such capacity, attached hereto as Exhibit I and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of SMVUSA are true and correct; and (2) that since the date of the financial statements (Exhibit E), there has been no material adverse change in the financial condition, business or properties of SMVUSA, taken as a whole.

6.4. Books and Records. The Board of Directors of SMVUSA shall have caused SMVUSA to make available all books and records of SMVUSA, including minute books and stock transfer records; provided, however, only to the extent requested in writing by UFP at Closing.

7.0.TERMINATION

7.1. TERMINATING THE PLAN. Prior to Closing, this Plan may be terminated (1) by mutual consent in writing;(2) by either a unanimous decision by the board of directors of UFP or SMVUSA and the SMVUSA Stockholders if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either a unanimous decision by the board of directors of UFP or the directors of SMVUSA if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in
Section 2.

7.2 TERMINATION OF AGREEMENT. Prior to filing of this agreement to the appropriate Local, State and/or Federal agencies as required by the law, the parties shall have unilateral right to void and terminate this agreement with a written notice delivered to the address provided by the parties in this agreement.

 8.0.ARBITRATION

 8.1.SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Texas.

 8.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the site of the arbitration (and any requests for injunctive or other equitable relief) within the State of Texas. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

8.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Texas, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

8.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

8.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

8.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

8.7. MEASURE OF DAMAGES. In any adverse action, the parties shall reserve all rights and damages allowed under the law.

8.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

 8.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

8.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

9.0. GENERAL PROVISIONS.

9.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

9.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

9.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.


9.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to SMVUSA to:

SEOUL MOVIE USA, INC.
4530 YORKFIELD CRT.
WESTLAKE VILLAGE, CA 91306


If to UFP, to:

United Film Partners, Inc.
1224 N. Lincoln St.
Burbank, CA 91506

9.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

9.6. ASSIGNMENT. This agreement shall insure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

9.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

9.10. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

9.11. No Reverse Split. All stockholders of UFP, including those to receive shares pursuant to Section 1.3 hereof, shall be protected against any reverse split that occurs in the reorganized company for a period of two years following Closing, and in the event of any such reverse split, such stockholders shall be entitled to have the reorganized company issue them additional shares to increase their respective stock holdings as though such reverse split had never been effected.

9.12. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

IN WITNESS WHEREOF,the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

United Film Partners. Inc.


Date:___________                        _______________________________
                                          Kevin Reem, President

UFP BOARD OF DIRECTORS


Date:____________                         _______________________________
                                          Kevin Reem, Director

Date:____________                         ________________________________
                                          Stephen Stotesbery, Director

Date:____________                         ________________________________
                                          Terence M. O'Keefe, Director










Seoul Movie, USA Inc.


Date:____________                              ________________________________
                                                Dong Chung, President


SMVUSA STOCKHOLDERS


Date:____________                               ________________________________
                                                 Seoul Movie Co., Ltd.

Date:____________                               ________________________________
                                                 Chang Rok Jun

Date:____________                               ________________________________
                                                 Dong Hoon Chung

Date:____________                               ________________________________
                                                 Dong In Chung

Date:____________                               ________________________________
                                                 April Yi

Date:____________                               ________________________________
                                                 Doug J. Woods

Date:____________                               ________________________________
                                                 Peter Kim

Date:____________                               ________________________________
                                                Yong Cha Yi






EXHIBIT A


STOCKHOLDERS OF SEOULMOVIE USA, INC.


Name and Address           Number of Shares     Percentage of
                             UFP to be received   issued and outstanding
                             In Exchange          Shares of UFP


Seoul Movie Co., Ltd               4,009,875             43%
Kangnam B/D, 25-25,
Jamwoon-Dong,Seocho-ku,
137-030,Seoul,Korea

Chang Rok Jun                     2,516,000             27.2%
Kangnam B/D, 25-25,
Jamwoon-Dong,Seocho-ku,
137-030,Seoul,Korea

Dong Hoon Chung                 943,500              10.2%
4530 Yorkfield Court
Westlake Village, California
91361

Dong In Chung                   157,250               1.7%
14247 Riverside Drive
#103
Sherman Oaks, California
91423

April Yi                         78,625               .85%
3553 Rosewood Ave
Los Angeles, California
90066

Doug J. Woods                    78,625               .85%
14 rue Georges Ville
75016 Paris, France

Peter Kim                        47,175               .51%
16521 Orchardflat Lane
Cerritos, California
90703

Yong Cha Yi                      31,450               .34%
3553 Rosewood Ave
Los Angeles, California
90066

Justin Hoon Chang             16, 667                  .16%
4 woodcrest lane #224
Alisa Viejo, California
92656


Initialed:        ________ ________                  _________ _________
                  UFP      Date                      SMVUSA       Date




EXHIBIT B

ASSETS AND LIABILITIES OF SMVUSA


The list of Assets provided by SMVUSA to UFP as of December 15, 2003:

COMPANY ASSETS


TITLE OF PROPERTY          GENRE OF PROPERTY                  MARKET VALUE

Bank account at                Cash                             $10,000
Union Bank of California
5855 Topanga Canyon Boulevard
Woodland Hills, California
91367

Tango and Ullashong        Animation Distribution       $1,300,000(estimated)
                           Rights for Worldwide
                           Minus Asia

Legend of Blue             Animation Distribution       $1,300,000(estimated)
                           Rights for Worldwide
                           Minus Asia

Restol                     Animation Distribution       $1,300,000(estimated)
                           Rights for Worldwide
                           Minus Asia

My little Fox              Animation Distribution       $1,300,000(estimated)
                           Rights for Worldwide
                           Minus Asia

NudleNude                  Animation Distribution      $500,000 (estimated)
                           Rights for Worldwide
                           Minus Asia

NudleNude 2                Animation Distribution      $500,000 (estimated)
                           Rights for Worldwide
                           Minus Asia

Bori & Zzaku               Animation Distribution      $150,000 (estimated)
                           Rights for Worldwide
                           Minus Asia

JangBogo                   Animation Distribution      $125,000 (estimated)
                           Rights for Worldwide
                           Minus Asia

Toy Warrior                Animation Distribution       $5,000,000(estimated)
                           Rights for Worldwide
                           Minus Asia

Wishing Star               Animation Distribution      $5,000,000(estimated)
                           Rights for Worldwide
                           Minus Asia

Tales of Greenery          Animation Distribution      $500,000(estimated)
                           Rights for Worldwide
                           Minus Asia


TOTAL VALUE OF PROPERTIES                              $ 16,985,000 (estimated)
                                                       ============

SMVUSA CURRENTLY HAS NO LIABILITIES.


Initialed:        ________ ________                  _________ _________
                  UFP      Date                      SMVUSA    Date

                                                             EXHIBIT C


United Film Partners, Inc
f/k/a ILN Bethany Corporation
(A Development Stage Company)

                              FINANCIAL STATEMENTS
                            December 31, 2001



                                    CONTENTS

                                                                            Page
                                                              ----

INDEPENDENT AUDITOR'S REPORT                                   F-2

FINANCIAL STATEMENTS

  Balance Sheet                                                F-3

  Statement of Loss and Accumulated Deficit During             F-4
  the Development Stage

  Statement of Cash Flows                                      F-5

  Statement of Stockholders' Equity                            F-6

NOTES TO FINANCIAL STATEMENTS                           F-7 to F-9

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Dohan and Company                     7700 North Kendall Drive, 200
Certified Public Accountants             Miami, Florida  33156-7578
A Professional Association               Telephone   (305) 274-1366
                                         Facsimile   (305) 274-1368
                                         E-mail      info@uscpa.com
                                         Internet     www.uscpa.com














     Independent Auditor's Report


Stockholders and Board of Directors
United Film Partners, Inc. (A Development Stage Company) f/k/a ILN Bethany Corporation
Burbank, California

We have audited the accompanying balance sheet of United Film Partners,
 Inc. (A Development Stage Company) f/k/a ILN Bethany Corporation, as of December 31, 2001, and the related statements of loss and accumulated deficit during the development stage, cash flows, and stockholders' equity for the period from inception (April 2, 2001) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Film Partners, Inc. (A Development Stage Company) f/k/a ILN Bethany Corporation at December 31, 2001, and the results of its operations and its cash flows for the period from inception (April 2, 2001) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company incurred a loss of $7,715 from inception (April 2, 2001) to December 31, 2001, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 8 to the financial statements, a valuation error was discovered that resulted in the overstatement of previously reported "Film screenplay inventories" as of December 31, 2001. Management of the
 Company has restated the financial statements. Accordingly, adjustments have been made to "film screenplay inventories" and" additional paid-in capital."

                                     /s/ Dohan and Company, CPA's

April 14, 2002 except as to Note 8 which is October 1, 2002 Miami, Florida

Member:
Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants
                  - Private Companies and SEC Practice Sections
                  National and world-wide associations through
  AGI - Accounting Group International

[CPA Service mark]

UNITED FILM PARTNERS, INC f/k/a ILN BETHANY CORPORATION
(A Development Stage Company)

BALANCE SHEET
December 31, 2001

ASSETS

  Film screenplay inventories                                $   3,166
  Deferred tax asset, less valuation allowance of $1,157           -
                                                             ----------
     TOTAL ASSETS                                            $   3,166
                                                             ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
      Accounts payable                                       $     541
      Accrued professional fees                                  2,000
                                                             ---------
      TOTAL LIABILITIES                                          2,541
                                                             ---------

STOCKHOLDERS' EQUITY

   Preferred Stock, $.0001 par value, 20,000,000 shares
      authorized; none outstanding                                 -
   Common Stock, $.0001 par value, 100,000,000 shares
      authorized; 36,312,500 shares issued and outstanding        3,631
   Additional paid-in capital                                     4,709
   Deficit accumulated during the development stage              (7,715)
                                                             ----------
      TOTAL STOCKHOLDERS' EQUITY                                    625
                                                             ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $    3,166
                                                             ==========

See accompanying notes.

UNITED FILM PARTNERS, INC f/k/a ILN BETHANY CORPORATION
(A Development Stage Company)

STATEMENT OF LOSS AND ACCUMULATED DEFICIT DURING THE DEVELOPMENT STAGE
For the period from inception (April 2, 2001) to December 31, 2001

EXPENSES
    Organizational expenses                                  $   985
    Consulting and professional fees                           5,077
    Other operating expenses                                   1,653
                                                             ---------
NET LOSS BEFORE INCOME TAX                                    (7,715)

INCOME TAXES                                                     -
                                                             ---------
NET LOSS AND ACCUMULATED DEFICIT DURING THE
 DEVELOPMENT STAGE                                            (7,715)
                                                             =========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
(BASIC AND DILUTED)                                         22,991,788
                                                             =========
NET LOSS PER SHARE (BASIC AND DILUTED)                      $ (0.0003)
                                                             =========

See accompanying notes.

UNITED FILM PARTNERS, INC f/k/a ILN BETHANY CORPORATION
(A Development Stage Company)

STATEMENT OF CASH FLOWS
For the period from inception (April 2, 2001) to December 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                  $(7,715)

   Adjustments to reconcile net loss to net cash used by operating activities:
     Common stock issued to charitable organization 10 Common Stock issued under employee stock incentive plan
       as compensation                                            121

   Increase in liabilities
     Accounts payable                                             541
     Accrued professional fees                                  2,000
                                                              ---------
        NET CASH USED BY OPERATING ACTIVITES                   (5,043)
                                                              ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Common stock issued for cash                                1,000
    Contributed Capital                                         4,043
                                                              ---------
       NET CASH PROVIDED BY FINANCING ACTIVITIES                5,043
                                                              ---------
NET INCREASE IN CASH AND EQUIVALENTS FOR THE PERIOD
    AND CUMULATIVE DURING THE DEVELOPMENT STAGE                   -

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                   -
                                                              ---------
CASH AND CASH EQUIVALENTS - END OF PERIOD                     $   -
                                                              =========
SUPPLEMENTAL DISCLOSURES
    Interest paid                                             $   -
    Income taxes paid                                         $   -

SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:
    Common stock issued per plan of reorganization for
      film inventories                                        $   3,166
                                                              =========

See accompanying notes.

UNITED FILM PARTNERS, INC f/k/a ILN BETHANY CORPORATION
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY
December 31, 2001

                                                                     Accumulated
                                                                         Deficit
                            Common Stock        Additional       During the       Total
                       -----------------------   Paid-In        Development    Stockholder's
Description             Shares         Amount    Capital           Stage          Equity
-----------------------------------------------------------------------------------------
Common stock issued
for cash               5,000,000        $ 500    $    500    $    -              1,000

Contributed capital       -                -         4,043         -              4,043

Common stock issued
for film inventories  30,000,000        3,000         166         -              3,166

Common stock issued
pursuant to stock
incentive plan         1,212,500          121          -          -                121

Common stock issued       100,000           10          -          -                 10
to charitable
organization

Net loss and cumulative
loss during the
development stage        -                 -           -        (7,715)         (7,715)
---------------------------------------------------------------------------------------
                       36,312,500       $3,631   $    4,709    $ (7,715)      $     625
=======================================================================================

See accompanying notes.

NOTE 1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

United Film Partners, Inc (A Development Stage Company) (the Company) was incorporated in Texas on April 2, 2001 under the name ILN Bethany Corporation (Bethany) to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. The Company entered into a business combination and acquired all of the assets and liabilities of United Film Partners, Inc, a Delaware Corporation (UFP Delaware) on July 9, 2001, pursuant to an agreement and Plan of Reorganization. The agreement set forth that Bethany would issue 30,000,000 shares to the shareholders of UPF Delaware. The Company's name was changed to United Film Partners, Inc and will now engage in the motion picture business.

At December 31, 2001, the company had not yet commenced any formal business operations. The company's fiscal year-end is December 31.

The Company's ability to commence operations is contingent upon its ability to raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Income Taxes

 The Company follows Statement of Financial Accounting Standards No. 109 (FAS
 109), "Accounting for Income Taxes". FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the difference in events that have been recognized in the Company's financial statements compared to the tax returns.

 Advertising

 Advertising costs will be expensed as incurred.

 Net Loss Per Common Share

 Basic net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Film screenplay inventories

Costs incurred in connection with the acquisition of story rights, development of stories, treatment of screenplays, etc, are capitalized as film inventories. The costs of each property screenplay is capitalized and is amortized in the proportion that revenue realized relates to management's estimate of the total revenue expected to be realized from such screenplays. Film screenplay inventories are stated at the lower of unamortized cost or estimated net realizable value. Selling costs and other distribution costs are charged to expense as incurred. During the year ended December 31, 2001 there were no revenue, selling or distribution costs.

Development Stage Company

The Company has been devoting its efforts to activities such as raising capital, establishing sources of information, and developing markets for its planned operations. The Company has not yet generated any revenues and, as such, it is considered a development stage company.

Recent Pronouncements

In July 2001, the Financial Accounting Standards Board issued Financial Accounting Standards No. 141 (SFAS 141), "Business Combinations" and Financial Accounting Standards No. 142 (SFAS 142), "Goodwill and Other Intangible Assets." SFAS 141 requires that all business combinations be accounted for using the purchase method only and that certain acquired intangible assets in a business combination be recognized as assets apart from goodwill.

SFAS 142 requires that ratable amortization of goodwill be replaced with periodic test of the goodwill impairment and that intangible assets other than goodwill and other indefinite lived intangible assets, be amortized over their useful lives. SFAS 141 is effective for all business combinations initiated after June 30, 2001, and for all business combinations accounted for by the purchase method for which the date of acquisition is after June 30, 2001. The provisions of SFAS 142 will be effective for fiscal years beginning after December 15, 2001. The impact of SFAS 141 was applied to the business combination of July 9, 2001, and has been accounted for as a purchase.
 The impact of SFAS 142 on the financial statements has not yet been determined.

Fair Value of Financial Instruments

Accounts payable and accrued professional fees are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.


NOTE 2.  RELATED PARTY TRANSACTIONS

In July 2001, 30,000,000 shares were issued to the stockholders of UFP Delaware pursuant to Plan of Reorganization in exchange for the assets of UFP Delaware, which consisted of several screenplays.

NOTE 3.  BUSINESS COMBINATION

On July, 2001, the Company completed a business combination pursuant to a Plan of Reorganization with UFP Delaware by exchanging 30,000,000 shares of its common stock for all of the assets of UFP Delaware, which consisted of ten screenplays. In accordance with SFAS 141, the exchange of 30,000,000 shares of the Company's common stock for the screenplays created a business combination with the owners of the screenplays becoming major shareholders of the Company. SFAS 141 requires that the value recorded for the screenplays is best represented by a transfer at the screenplay owners' historical cost of $3,166 (See note 8).

NOTE 4.  INCOME TAXES

At December 31, 2001, the Company had a net operating loss of approximately $7,700. This loss may be used to offset federal income taxes in future periods. However, if subsequently there are ownership changes in the Company, as defined in Section 382 of the Internal Revenue Code, the Company's ability to utilize net operating losses available before the ownership change may be restricted to a percentage of the market value of the Company at the time of the ownership change. Therefore, substantial net operating loss carry forwards could, in all likelihood, be limited or eliminated in future years due to a change in ownership as defined in the Code. The utilization of the remaining carry forwards is dependent on the Company's ability to generate sufficient taxable income during the carry forward periods and no further significant changes in ownership.

The Company computes deferred income taxes under the provisions of FASB Statement No. 109 (SFAS 109), which requires the use of an asset and liability method of accounting for income taxes. SFAS No. 109 provides for the recognition and measurement of deferred income tax benefits based on the likelihood of their realization in future years. A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that, a portion of the deferred income tax benefits will not be realized. It is Management's opinion that the entire deferred tax benefit of $1,157 resulting from the net operating loss may not be recognized in future periods. Therefore, a valuation allowance equal to the deferred tax benefit of $1,157 has been established, resulting in no deferred tax benefits as of the balance sheet date.

NOTE 5.  GOING CONCERN AND MANAGEMENT'S PLANS

As shown in the accompanying financial statements, the Company incurred a net loss of $7,715 for the period from inception (April 2, 2001) to December 31, 2001. The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and achieve profitable operations. The Company anticipates meeting its cash requirements through the financial support of its shareholders and raising of capital. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 6.  STOCKHOLDERS' EQUITY

Common stock issued

In July 2001, the Company issued 5,000,000 shares of common stock for a total of $1,000. A stock subscription receivable was recorded in connection with this transaction. In July 2001, a shareholder of the Company provided consulting services, which were estimated at $1,000 and repaid the stock subscription receivable.

Shares Issued pursuant to Plan of Reorganization

The Company entered into a business combination with UPF Delaware pursuant to an agreement and Plan of Reorganization. Pursuant to this agreement the Company acquired ten screenplays and in exchange for the issuance of 30,000,000 shares of the Company's common stock.

Contributed Capital

During the period from inception (April 2, 2001) to December 31, 2001, a shareholder of the Company contributed $4,043 to pay for various Company expenses.

Preferred Stock

The Board of Directors is authorized to establish the rights and preferences of preferred stock. To date, the Board of Directors has not established those rights and preferences.

NOTE 7.  STOCK INCENTIVE PLAN

During the period ended December 31, 2001, the Company adopted a Stock Incentive Plan and issued 1,212,500 pursuant to this Plan. The Plan is aimed at attracting and retaining key employees, non-employee directors and consultants to achieve long-term corporate objectives. These shares were recorded at a par value of $0.0001 and incentive compensation of $121 is included in consulting and professional fees.

In October 2001, The Company issued 100,000 shares to the Boys & Girls Club of Anaheim as a charitable contribution.

NOTE 8.  REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The financial statements have been restated because film screenplay inventories were previously overstated in error. The amount has been decreased from $890,000 to $3,166, which represents the screenplay owners' historical cost. Additional paid-in capital also decreased accordingly from $891,543 to $4,709.


UNITED FILM PARTNERS, INC f/k/a ILN BETHANY CORPORATION
(A Development Stage Company)

BALANCE SHEET (UNAUDITED)
June 30, 2003
ASSETS

   Cash.and cash equivalents                                         $196
   Film screenplay inventories                                      3,166
   Deferred tax asset less valuation allowance of $1,606                -
                                                             -----------
     TOTAL ASSETS                                             $      3362
                                                             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
      Accounts payable                                       $        530
      Accrued professional fees                                      4000
                                                             -----------
      TOTAL LIABILITIES                                      $       4530
                                                             -----------

STOCKHOLDERS' EQUITY

   Preferred Stock, $.0001 par value, 20,000,000 shares
      authorized; none outstanding                                 -
   Common Stock, $.0001 par value, 100,000,000 shares
      authorized; 36,312,500 shares issued and outstanding         3,631
   Additional paid-in capital                                     13,442
   Deficit accumulated during the development stage              (18,241)
                                                             -----------
      TOTAL STOCKHOLDERS' EQUITY                             $     (1168)
                                                             -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $      3362
                                                             ===========

See accompanying notes.

UNITED FILM PARTNERS, INC f/k/a ILN BETHANY CORPORATION
(A Development Stage Company)

STATEMENTS OF LOSS AND ACCUMULATED DEFICIT DURING THE DEVELOPMENT STAGE (UNAUDITED)


                                                  For the three            Cumulative
                                                  months ended             since
                                                  September 30, 2003       inception

EXPENSES
Organizational expenses                             $   -                 $    985
Consulting and professional                             500                 12,769
Other operating                                         164                  4,487
                                                   ---------  --------   ----------
NET LOSS BEFORE
INCOME TAXES (BENEFITS)                                (664)              (18,241)

INCOME TAXES (BENEFITS)                                 -                     -
                                                   ---------  ---------  ----------
NET LOSS AND ACCUMULATED
DEFICIT DURING THE
DEVELOPMENT STAGE                                   $  (664)             $(18,241)
                                                   ========== =========  ==========
WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING
(BASIC AND DILUTED)                                 --,---,---         --,---,---
                                                   ========== =========  ==========
NET LOSS PER SHARE                                  $  (0.0003)         $  (0.0003)
(BASIC AND DILUTED)
                                                   ========== =========  ==========

See accompanying notes.

UNITED FILM PARTNERS, INC f/k/a ILN BETHANY CORPORATION
(A Development Stage Company)

STATEMENTS OF LOSS AND ACCUMULATED DEFICIT DURING THE DEVELOPMENT STAGE (UNAUDITED)

                                For the three         For the Nine      Cumulative
                                months ended          months ended      since
                                Sept. 30               Sept. 30         inception
                          ------------------------------------------------------
                                2003      2002       2003      2002        2003
                            --------  ---------  ---------- ---------  -----------
EXPENSES
Organizational               $    -     $    -    $     -     $   -     $    985
expenses
Consulting and               $   500     $   500    $  1500   $  1580     12,769
Professional fees
Other operating              $   164    $    240    $  1128      1411    $ 4,487
expenses
                            ---------- ---------  ---------  --------   ----------
NET LOSS BEFORE             $   (664)     $(740)   $ (1,964)  $(2,991)   (18,241)
INCOME TAXES (BENEFITS)

INCOME TAXES (BENEFITS)          -          -          -         -           -
                            ---------- ---------  ---------  ---------  ----------
NET LOSS AND ACCUMULATED
DEFICIT DURING THE
DEVELOPMENT STAGE           $   (664)     $(740)   $ (1964)  $ (2,991)  $(18,241)
                            ========== =========  ========== =========  ==========
WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING
(BASIC AND DILUTED)        xx,xxx,xxx  36,312,500  xx,xxx,xxx36,312,500 xx,xxx,xxx
                           ==========  =========  ========== =========  ==========
NET LOSS PER SHARE         $   (0.00)  $  (0.00)  $  (0.00)  $  (0.00)  $   (0.00)
(BASIC AND DILUTED)
                           ==========  =========  ========== =========  ==========

See accompanying notes.

UNITED FILM PARTNERS, INC f/k/a ILN BETHANY CORPORATION
(A Development Stage Company)

STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                        For the Nine               Cumulative
                                                        months ended                 since
                                                          Sept. 30 inception
                                                  -------------------------------------------
                                                     2003             2002           2003
                                                  -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                        $ (1128)         $(2,991)      $(17,241)

  Adjustments to reconcile net loss to net
   cash used by operating activities
  Common stock issued to charitable organization      -               -                 10
  Stock issued under employee stock
   incentive plan as compensation                                    (41)              121
  Increase in accounts payable                        -                               (334)
  (Decrease) increase in accrued
    professional fees                                1500          (1500)              5000
                                                   ---------      ---------       ---------
        NET CASH USED BY OPERATING ACTIVITES       (2,628)         (4,532)         (12,444)
                                                   ---------      ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Common stock issued for cash                      -               -              1,000
    Contributed Capital                            2,628             4,532          11,444
                                                   ---------        --------      ---------
       NET CASH PROVIDED BY FINANCING ACTIVITIES   2,628             4,532          12,444
                                                   ---------      --------        ---------
NET INCREASE IN CASH AND EQUIVALENTS FOR THE PERIOD
    AND CUMULATIVE DURING THE DEVELOPMENT STAGE       -               -               -

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD       -               -               -
                                                   ---------      --------        ---------
CASH AND CASH EQUIVALENTS - END OF PERIOD          $  -           $   -           $   196
                                                   =========      ========        =========
SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:
    Common stock issued per plan of reorganization
    for film screenplay inventories                     -             -           $   3,362
                                                   =========      ========        =========


See accompanying notes to consolidated financial statements.

NOTE 1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (UNAUDITED)

      General

      The accompanying unaudited financial statements of United Film Partners, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been reflected in these consolidated financial statements. Operating results for the six months ended Sept. 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. Certain reclassifications have been made in the 2001 financial statements to conform to the 2002 presentation. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

      Business Activity

      United Film Partners, Inc (A Development Stage Company) (the Company) was incorporated in Texas on April 2, 2001 under the name ILN Bethany Corporation (Bethany) to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. The Company entered into a business combination and acquired all of the assets and liabilities of United Film Partners, Inc, a Delaware Corporation (UFP Delaware) on July 9, 2001, pursuant to an agreement and Plan of Reorganization. The agreement set forth that Bethany would issue 30,000,000 shares to the shareholders of UPF Delaware. The Company's name was changed to United Film Partners, Inc and will now engage in the motion picture business.

      As of Sept. 30, 2002, the company had not commenced any formal business operations. The company's fiscal year-end is December 31.

      The Company's ability to continue and fully commence operations is contingent upon its ability to raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Income Taxes

      The Company follows Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes". FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the difference in events that have been recognized in the Company's financial statements compared to the tax returns.

      Advertising

      Advertising costs will be expensed as incurred.

      Net Loss Per Common Share

      Basic net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

      Cash and Cash Equivalents

      The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

      Film Screenplay Inventories

      Costs incurred in connection with the acquisition of story rights, development of stories, treatment of screenplays, etc, are capitalized as film inventories. The costs of each property screenplay is capitalized and is amortized in the proportion that revenue realized relates to management's estimate of the total revenue expected to be realized from such screenplays. Film inventories are stated at the lower of unamortized cost or estimated net realizable value. Selling costs and other distribution costs are charged to expense as incurred. During the period ended Sept. 30, 2002, there were no revenue, selling or distribution costs.

      Development Stage Company

      The Company has been devoting its efforts to activities such as raising capital, establishing sources of information, and developing markets for its planned operations. The Company has not yet generated any revenues and, as such, it is considered a development stage company.

      Recent Pronouncements

      In July 2001, the Financial Accounting Standards Board issued Financial Accounting Standards No. 141 (SFAS 141), "Business Combinations" and Financial Accounting Standards No. 142 (SFAS 142), "Goodwill and Other Intangible Assets." SFAS 141 requires that all business combinations be accounted for using the purchase method only and that certain acquired intangible assets in a business combination be recognized as assets apart from goodwill.

      SFAS 142 requires that ratable amortization of goodwill be replaced with periodic test of the goodwill impairment and that intangible assets other than goodwill and other indefinite lived intangible assets, be amortized over their useful lives. SFAS 141 is effective for all business combinations initiated after Sept. 30, 2001 and for all business combinations accounted for by the purchase method for which the date of acquisition is after Sept. 30, 2001. The provisions of SFAS 142 will be effective for fiscal years beginning after December 15, 2001. The impact of SFAS 141 was applied to the business combination of July 9, 2001 and has been accounted for as a purchase. The impact of SFAS 142 on the financial statements has not yet been determined.

      Fair Value of Financial Instruments

      Accounts payable and accrued professional fees are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

NOTE 2.  RELATED PARTY TRANSACTIONS

      In July 2001, 30,000,000 shares were issued to the stockholders of UFP Delaware pursuant to Plan of Reorganization in exchange for the assets of UFP Delaware, which consisted of several screenplays.

NOTE 3.  BUSINESS COMBINATION

      On July, 2001, the Company completed a business combination pursuant to a Plan of Reorganization with UFP Delaware by exchanging 30,000,000 shares of its common stock for all of the assets of UFP Delaware, which consisted of ten screenplays. In accordance with SFAS 141, the exchange of 30,000,000 shares of the Company's common stock for the screenplays created a business combination with the owners of the screenplays becoming major shareholders of the Company. SFAS 141 requires that the value recorded for the screenplays is best represented by a transfer at the screenplay owners' historical cost of $3,166.

NOTE 4.  INCOME TAXES

      At Sept. 30, 2002, the Company had a net operating loss of approximately $10,000. This loss may be used to offset federal income taxes in future periods. However, if subsequently there are ownership changes in the Company, as defined in Section 382 of the Internal Revenue Code, the Company's ability to utilize net operating losses available before the ownership change may be restricted to a percentage of the market value of the Company at the time of the ownership change. Therefore, substantial net operating loss carry forwards could, in all likelihood, be limited or eliminated in future years due to a change in ownership as defined in the Code. The utilization of the remaining carry forwards is dependent on the Company's ability to generate sufficient taxable income during the carry forward periods and no further significant changes in ownership.

      The Company computes deferred income taxes under the provisions of FASB Statement No. 109 (SFAS 109), which requires the use of an asset and liability method of accounting for income taxes. SFAS No. 109 provides for the recognition and measurement of deferred income tax benefits based on the likelihood of their realization in future years. A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that, a portion of the deferred income tax benefits will not be realized.

NOTE 5.  GOING CONCERN AND MANAGEMENT'S PLANS

      As shown in the accompanying financial statements, the Company incurred a net loss of $10,706 for the period from inception (April 2, 2001) to Sept. 30, 2002. The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and achieve profitable operations. The Company anticipates meeting its cash requirements through the financial support of its shareholders and raising of capital. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 6.  STOCKHOLDERS' EQUITY

      Shares issued for services

      In July 2001, the Company issued 5,000,000 shares of common stock for a total of $1,000. A stock subscription receivable was recorded in connection with this transaction. In July 2001, a shareholder of the Company provided consulting services, which were estimated at $1,000 and paid-off the stock subscription receivable.

      Shares Issued pursuant to Plan of Reorganization

      The Company entered into a business combination with UPF Delaware pursuant to an agreement and Plan of Reorganization. Pursuant to this agreement the Company issued 30,000,000 shares to the shareholders of UFP Delaware for its total assets valued at $890,000.

      Contributed Capital

      During the period from inception (April 2, 2001) to Sept. 30, 2002, a shareholder(s) of the Company contributed $13,442 to pay for the Company's various expenses.

      Preferred Stock

      The Board of Directors is authorized to establish the rights and preferences of preferred stock. To date, the Board of Directors has not established those rights and preferences.

NOTE 7.  STOCK INCENTIVE PLAN

      During the period ended December 31, 2001, the Company adopted a Stock Incentive Plan and issued 1,212,500 pursuant to this Plan. The Plan is aimed at attracting and retaining key employees, non-employee directors and consultants to achieve long-term corporate objectives. These shares were recorded at a par value of $0.0001 and incentive compensation of $121 is included in consulting and professional fees.

      In October 2001, The Company issued 100,000 shares to the Boys & Girls Club of Anaheim as a charitable contribution.

NOTE 8.  REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

      The financial statements have been restated because film screenplay inventories were previously overstated in error. The amount has been decreased from $890,000 to $3,166, which represents the screenplay owners' historical cost. Additional paid-in capital also decreased accordingly from $892,673 to $5,839.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

FORWARD  LOOKING  STATEMENTS

In connection with, and because we desire to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward looking statements in the previous discussion and elsewhere in this report and in any other statement made by, or on behalf of our Company, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our Company's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, our Company. We disclaim any obligation to update forward looking statements.

GENERAL

Certain statements in this Management's Discussion and Analysis (the "MD&A") are not historical facts or information and certain other statements in the MD&A are forward looking statements that involve risks and uncertainties, including, without limitation, our ability to develop, package and sell motion picture and television programs, and to attract new corporate productions clients, and such competitive and other business risks as from time to time may be detailed in our Securities and Exchange Commission reports.

INTRODUCTION

To date, our business activities consisted of raising capital, establishing sources of information, and developing markets for our planned operations.

Ourfuture limited operations consisting of the packaging and Executive Production of "Sea of Demons," a cable series to be produced in partnership with Kronos Entertainment and Scott Cassell, a world class marine expert and professional diver who formerly worked as a Oceanography research diver for the Scripps Institution ,has been suspended due to an inability to raise the necessary funding required for project .As a result no revenue was generated from this agreement.

Our agreements with Pure Entertainment and Argyll Film Partners to secure Prints and Advertising funding for the feature film "To End All Wars," starring ROBERT CARLYLE and KIEFER SUTHERLAND, has been suspended due to an inability to raise the necessary funding required for project .As a result no revenue was generated from this agreement.


RESULTS OF OPERATIONS

REVENUE

We had no revenue for the three-month and six-month periods ended Sept. 30, 2003, the same as for the comparable periods in the previous fiscal year. The lack of revenue for the three-month period ended Sept. 30, 2002, as compared to the corresponding period in the previous fiscal year, is primarily due to the fact that we had not yet commenced any formal business activities. The lack of revenue for the six-month period ended Sept. 30, 2003, as compared to the corresponding period in the previous fiscal year, is also primarily due to the fact that we had not yet commenced any formal business activities.

As a result, we had a net loss of $664 for the quarter ended Sept. 30, 2003, compared to net loss of $740for the quarter ended Sept, 2002.

LIQUIDITY AND CAPITAL RESOURCES

We have funded our development and limited working capital requirements for our activities primarily through paid-in capital from one or more of our shareholders. We have generally been able to cover the costs of our operations in this manner, and have incurred no significant capital expenditure commitments.

We do not expect that our available capital base and cash generated from our future limited operations will be sufficient to meet our cash requirements for the foreseeable future. Our ability to continue and fully commence operations is contingent upon our ability to raise capital through expanded business operations or the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

We have no outstanding bank borrowings or other borrowed indebtedness.

RISK FACTORS

LIMITED OPERATING HISTORY

We have only a limited operating history upon which an evaluation of our Company and our prospects can be based. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, we must, among other things, respond to competitive developments. There can be no assurance that our Company will be successful in addressing such risks.

FUTURE CAPITAL REQUIREMENTS

We presently have extremely limited operating capital. We will require substantial additional funding in order to realize our goals of commencing nationwide marketing of our products and services. Depending upon the growth of our business operations, and the acceptance of our products and services, we will need to raise substantial additional funds through equity or debt financing, which may be very difficult for such a speculative enterprise. There can be no assurance that such additional funding will be made available to us, or if made available, that the terms thereof will be satisfactory to our Company. Furthermore, any equity funding will cause a substantial decrease in the proportional ownership interests of existing stockholders.

LIMITED MARKET FOR COMMON STOCK

Limited Market for Shares. Any market price that may develop for shares of common stock of the Company is likely to be very volatile, and factors such as success or lack thereof in developing and marketing the Company's products and services, competition, governmental regulation and fluctuations in operating results may all have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's common stock in any market that may develop.

FUTURE SALES OF COMMON STOCK

There is presently no market for the shares of our common stock. See the Risk Factor "Limited Market for Common Stock; Limited Market for Shares," above. Future sales of securities pursuant to Rule 144 of the Securities and Exchange Commission may have an adverse impact on any market which may develop in our securities. Presently, Rule 144 requires a one year holding period prior to public sale of "restricted securities" in accordance with this Rule; the Directors could each sell (i) an amount equal to 1% of the total outstanding securities of the Issuer in any three month period or (ii) the average weekly reported volume of trading in such securities on all national securities and exchanges or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice under Rule 144 (this computation is not available to OTC Bulletin Board companies).

DEPENDENCE ON KEY PERSONEL

Our performance is substantially dependent on the performance of our executive officers and key employees. Given our early stage of development, we are dependent on our ability to retain and motivate high quality personnel, especially its current management. We do not have a "key person" life insurance policy on any of our employees. The loss of the services of any of our executive officers or other key employees could have a material adverse effect on the business, operating results or financial condition of our Company.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

The Bylaws of our Company provide for indemnification to the fullest extent allowed under the Texas Business Corporations Act. Generally, under this Act, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than action by or any right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorney's fees, judgements, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful. It is the position of the Securities and Exchange Commission that indemnification against liabilities for violations of the federal securities laws, rules and regulations is against public policy.




Initialed:        ________ ________                  _________ _________
                  UFP      Date                      SMVUSA    Date

EXHIBIT D

(none)







Initialed:        ________ ________                  _________ _________
                  UFP  Date                          SMVUSA       Date

EXHIBIT E


SeoulMovie USA, Inc.
From Inception (November 20, 2003) to December 15, 2003
BALANCE SHEET
UNAUDITED













































Initialed:        ________ ________                  _________ _________
                  UFP  Date                          SMVUSA       Date

                                                             EXHIBIT F

                                                         LIABILITIES OF UFP


The list of Liabilities provided by UFP to SMVUSA as of December 15, 2003:



COMPANY LIABILITES:

COMPANY                             SERVICE          OUSTANDING BALANCE


DOHAN AND CO. CPA'S                 CERTIFIED  SEC    $582.00 AS 12/9/2003
7700 N. KENDAL DR. STE. 200         ACCOUNTANT
MIAMI, FL. 33156


ADVANTA BANK CORP.                  COMPANY CREDIT    $3,828.00 AS OF 12/1/03
POBOX 8088                          CARD
PHILADELPHIA, PA 19101-8088































Initialed:        ________ ________                  _________ _________
                  UFP               Date                      SMVUSA   Date

EXHIBIT G


ACKNOWLEDGEMENT AND APPROVAL OF TERMS AND CONDITIONS


         Pursuant to that certain Agreement and Plan of Reorganization (the "Plan") between the undersigned, UFP, and the stockholders of UFP, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of the Plan and any and all material documents regarding the Company. I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

         I further understand that immediately prior to the completion of the Plan, UFP had no assets and only the liabilities described in Exhibit F, the UFP Liabilities, and that in actuality, the completion of the Plan and the exchange of my shares of SMVUSA for shares of UFP results in a decrease in the actual percentage of ownership that my shares of SMVUSA represented in SMVUSA prior to the completion of the Plan.

         I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, options or warrants, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of accounting firms for the Company. I understand that the accountant for the Company is Dohan and Company, 7700 North Kendall Drive, #204, Miami, FL, 33156-7564, Telephone (305) 274-1366. I further understand that, upon the completion of the Plan, no accountant, attorney, employee or consultant will have any claim of any kind against the Company for any event or occurrence on or prior to the completion of the Plan.

         I also understand that I must bear the economic risk of ownership of any of the UFP shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

         I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to UFP for use by UFP as they are made to induce you to issue me the shares of UFP under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

1. That the shares being acquired are being received for investment purposes and not with a view Toward further distribution;

 2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

3. That I understand the meaning of "unregistered" shares and know that they are not freely tradeable at this time That any stock certificate issued by you to me in connection with
         the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

 5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares, options or warrants being acquired except as may be pursuant to any applicable laws, rules and regulations;

 7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

 8. I also understand that without approval of counsel for UFP, all shares of UFP to be issued and delivered to me in exchange for my shares of SMVUSA shall be represented by one certificate only and which such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

                  The shares, options or warrants of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

         Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts r elating to the request. UFP will attempt to accommodate any stockholders' request where UFP views the request is made for valid business or personal reasons so long as in the sole discretion of UFP, the granting of the request will not facilitate a "public" distribution of unregistered shares of UFP.


         You are requested and instructed to issue a stock certificate as follows, to-wit:

                  -----------------------------------------------------
                         (Name(s) and Number of Shares)

                  --------------------------------------------------------
                  (Address)

                  --------------------------------------------------------
                           (City, State and Zip Code)

                  If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.



SEOULMOVIE USA, Inc.



Date:____________                           ________________________________
                                                           Seoul Movie Co., Ltd.

Date:____________                           ________________________________
                                                             Chang Rok Jun, JTRS

Date:____________                           ________________________________
                                                           Dong Hoon Chung, JTRS

Date:____________                           ________________________________
                                    Dong In Chung

Date:____________                   ________________________________
                                    April Yi

Date:____________                           ________________________________
                                                     Doug J. Woods, JTRS

Date:____________                           ________________________________
                                    Peter Kim

Date:____________                   ________________________________
                                    Yong Cha Yi, JTRS









Initialed:        ________ ________                  _________ _________
                  UFP      Date                      SMVUSA       Date

                                            EXHIBIT H


                 CERTIFICATE OF OFFICER PURSUANT TO

                AGREEMENT AND PLAN OF REORGANIZATION


         The undersigned, the President of UFP Corporation, a Texas corporation ("UFP"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between UFP; United Film Partners, Inc., a Texas corporation ("UFP"); and the SMVUSA Stockholders, to-wit:

1. That the undersigned, KEVIN REEM, is the President of UFP and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to SMVUSA and the SMVUSA Stockholders;

2. Based upon the personal knowledge, information and belief of the undersigned and opinions of counsel for UFP regarding the Plan:

(i) All representations and warranties of UFP contained within the Plan are true and correct;

(ii) UFP has complied with all terms and provisions required of it pursuant to the Plan; and

(iii) There have been no material adverse changes in the financial position of UFP as set forth in its financial statements for the period ending September 30, 2003, except as set forth in Exhibit D to the Plan.


 UFP CORPORATION


                                                     By:________________________
   KEVIN REEM, President










Initialed:        ________ ________                  _________ _________
                  UFP      Date                      SMVUSA   Date

EXHIBIT I


CERTIFICATE OF OFFICER PURSUANT TO

AGREEMENT AND PLAN OF REORGANIZATION


         The undersigned, the President of Seou Movie USA, Inc., a California Corporation ("SMVUSA"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between SMVUSA; the SMVUSA Stockholders;\ United Film
Partners,Inc, a Texas Corporation ("UFP") to-wit:

1. That the undersigned, DONG CHUNG, is the President of SMVUSA and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to UFP;

2. Based upon the personal knowledge, information and belief of the undersigned and opinions of counsel for SMVUSA regarding the Plan:

(i) All representations and warranties of SMVUSA contained within the Plan are true and correct;

(ii) SMVUSA has complied with all terms and provisions required of it pursuant to the Plan; and

(iii) There have been no material adverse changes in the financial position of SMVUSA as set forth in its financial statements for the period ending December 15, 2003, except as set forth in Exhibit F to the Plan.


SEOULMOVIE USA, INC.

                                                     By:________________________
   DONG CHUNG, President













Initialed:        ________ ________                  _________ _________
                  UFP       Date                     SMVUSA       Date

EXHIBIT J
CONSULTATION AGREEMENTS


CONSULTATION AGREEMENT


THIS AGREEMENT is made by and between United Film Partners, Inc. (client) temporarily located at:

1224 N. Lincoln St.
Burbank, CA.  91506
Phone # 949-271-9198/ 818-841-1095 fax.

and

STEPHEN STOTESBERY, (consultant) an independent contractor, located at:

819 ALBANY AVE.
VENTURA, CA 93004
310-994-4408

     In consideration of the mutual covenants and promises contained in this Agreement as set forth below, the Client and the Consultant agree as follows:

     Section 1. Description of Work. The services provided by the Consultant shall be provided on an on going basis. The Client shall have sole discretion to determine the need for continuing these services. The Client shall have sole discretion to establish the minimum qualifications necessary for the performance of any service rendered by the Consultant under this Agreement.

     The Consultant will perform consulting and advisory services as may be requested by the Client and as outlined in the by-laws of the Client, including but not limited to:

Director

     Section 2. Term of Employment. This Agreement will become effective on December 31, 2003, and will continue until December 31, 2004.

     Section 3.  Compensation.  The Client shall compensate the
Consultant as follows:

1) $5000.00 per regular board meeting with a minimum of 2 per year totaling $10,000.00.

2) $3000.00 per special meeting of the board of directors with no minimum requirements.


     In addition, the Client shall compensate the Consultant for actual expenses incurred by the Consultant directly related to the performance of services under this Agreement. Any and all expenses over five hundred dollars ($500.00) each month must be approved by one of following United Film Partners, Inc. President:
Dong Chung or its' designated officer.

     Payment under this section by the Client shall be paid monthly from the date of receipt by the Client of the Consultant's invoice. The Consultant's invoice for expenses shall be supported by appropriate receipts.

     Section 4. Place of Work. The Consultant's services will be rendered largely at the consultant's own place of business. The Consultant will, on request, meet with the Client, at such other places as designated by the Client.


     Section 5. Status of the Consultant. This Agreement calls for the performance of the services of the Consultant as an independent contractor and the Consultant will not be considered an employee of the Client for any purpose whatsoever.


     Section 6. Time Devoted to Work. The Consultant will have complete control over the manner and disposition of the services provided and the time spent in the performance of the services. The Client will rely upon the experience and discretion of the Consultant to devote sufficient time and energy necessary to fulfill the spirit and purpose of this Agreement.


     Section 7. Consultant's Employees. In the event employees of the Client also perform services for the Client under this Agreement, they shall also be bound by the provisions of this Agreement. The Consultant shall, at the request of the Client, furnish to the Client satisfactory evidence to that effect and that such employees are in fact employees of the Consultant only and that all taxes required to be withheld or paid on behalf of such employees have been paid or provided for by the Consultant.


     Section 8. Confidentiality. The Consultant agrees that a.) all knowledge and information that the Consultant may receive from the Client in b.) any manner whatsoever relating to inventions, products, processes, machinery, apparatus, prices, customer lists, discounts, costs, business affairs, future plans, or technical data that belong to the Client and b.) All information provided by the Consultant to the Client in reports, together with any other information acquired as a direct result of the Agreement, shall for all time and for all purposes be regarded by the Consultant as strictly confidential and held by the Consultant in confidence and solely for the Client's benefit and use. Such knowledge and information shall not be used by the Consultant nor disclosed by the Consultant to any party whatsoever except to the Client or with the Client's prior written permission.

    Section 9. Consultant Representations. The Consultant represents and warrants that the Consultant and the Consultant's employees have the duty to perform the services required under this Agreement without violation of any obligations to others, and that the Consultant and its employees have the duty to disclose to the Client all information transmitted to the Consultant in the performance of services under this Agreement. The Consultant agrees that any information submitted to the Client, whether patentable or not, may be utilized fully and freely by the Client.


     Section 10. Injuries to the Consultant. The Consultant waives any rights to recover from the Client for any injuries that the Consultant or Consultant's employees may sustain while performing services under this Agreement if such injuries are a result of the Consultant's own negligence.


     Section 11. Indemnification. The Consultant shall be responsible for, and shall reimburse the Client for, all loss or damage to the Client's property, property of third parties, or personal injury caused by the acts or omissions of the Consultant, its agents, or employees during the term of this Agreement.


     Section 12. Termination of Agreement. Either party may terminate this Agreement at any time by giving thirty (30) days written notice to the other party. Further, this Agreement shall terminate upon the occurrence of any of the following events:

   a. Completion of all work called for under this Agreement.

2. Bankruptcy or insolvency of either party. 3. Sale of the business of either party 4. Death of either party (if the party is an individual). 5. Breach of a substantial nature of any provision of this agreement.


     Upon termination of this Agreement, the Consultant shall return to the Client all written information, drawings, models, and other materials or files supplied to the Consultant or created by the Consultant at the expense of the Client

     Section 13. Effect of Partial Invalidity. The invalidity of any portion of this Agreement shall not affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall remain in full force and effect.

    Section 14. Entire Agreement. This Agreement contains the complete Agreement between the parties and shall supersede all other agreements, either oral or written, between the parties. The parties stipulate that neither of them has made any representations except as are specifically set forth in this Agreement and each of the parties acknowledges that they have relied on their own judgement in entering into this Agreement.

     Section 15. Assignment. Neither party to this Agreement may assign their rights under this Agreement unless the other party so consents to the assignment in writing.

     Section 16. Notices. All notices, requests, demands, and other communications shall be in writing and shall be given by registered or certified mail, postage prepaid, to the addresses shown on the first page of this Agreement, or to such subsequent addresses as the parties shall so designate in writing.

     Section 17. Arbitration. Any controversy or claim arising out of this Agreement, or the breach of this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction.

     Section 18. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney's fees as determined by the court in the same action.

     Section 19. Amendment. Any modification, amendment or change of this Agreement will be effective only if it is in a writing signed by both parties.

      Section 20. Governing Law. This Agreement, and all transactions contemplated by this Agreement, shall be governed by, construed, and enforced in accordance with the laws of the State of California and Texas.

     Section 21. Headings. The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not affect in any way the meaning or interpretation of this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement on this December 31, 2003.













CONSULTANT:                                             CLIENT:
----------                                              ------

STEPHEN STOTESBERY                                   UNITED FILM PARTNERS, INC

By:                                         By:
(Signature)                               (Signature) DONG CHUNG: PRESIDENT





Initialed:        ________ ________                 _________ _________
                    UFP       Date                   SMVUSA     Date

Exhibit 2.2

AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION is entered into as of this 14th day ofJanuary, 2004, by and between United Film Partners, Inc., a Texas corporation (hereinafter referred to as "UFP") and Seoul Movie USA, Inc., a California corporation (hereinafter referred to as "SMVUSA") (hereinafter collectively referred to as the "Parties").WHEREAS, on December 31, 2003, the Parties entered into an Agreement and Plan of Reorganization whereby SMVUSA is to transfer assets to UFP's in exchange for 7,862,500 shares of UFP's unregistered and restricted stock (hereinafter referred to as the "Agreement"); and

WHEREAS, the Parties wish to amend the Agreement And Plan Of Reorganization;

NOW, THEREFORE, the Parties agree that they have a binding agreement and all the terms of that agreement are in full force and effect except for the amended changes as follows:

1. Notwithstanding anything to the contrary, the effective date for the Acquisition and Exchange Assets is amended from December 31, 2003 to February 15, 2004 as referred to in paragraph 1.1.
2. As a result of this Amendment, paragraph 7.2 of the Agreement And Plan Of Reorganization is now null and void and the Parties agree that it is no longer in effect, however 7.1 will remain in full force and in effect;

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed the date first written above.

SEOUL MOVIE USA, INC.                                UNITED FILM PARTNERS, INC.


By:___________________                     By:_____________________
Dong Chung, President                      Kevin Reem, President